   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2000

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        EDWARDS LIFESCIENCES CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                   DELAWARE                                        36-4316614
         (State or Other Jurisdiction                           (I.R.S. Employer
       of Incorporation or Organization)                     Identification Number)

                ONE EDWARDS WAY
              IRVINE, CALIFORNIA                                      92614
             (Address of Principal                                 (Zip Code)
              Executive Offices)

             EDWARDS LIFESCIENCES CORPORATION EXECUTIVE OPTION PLAN
                            (Full Title of the Plan)

                              MICHAEL A. MUSSALLEM
               Chairman of the Board and Chief Executive Officer
                        Edwards Lifesciences Corporation
                                One Edwards Way
                            Irvine, California 92614
                                 (949) 250-2500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
        TITLE OF EACH CLASS OF           AMOUNT TO BE        OFFERING       AGGREGATE OFFERING   REGISTRATION
      SECURITIES TO BE REGISTERED         REGISTERED      PRICE PER UNIT          PRICE              FEE
Edwards Lifesciences Corporation
  Executive Option Plan
  Obligations (1)......................   $4,000,000           100%           $ 4,000,000           $1,056
Common Stock, $1.00 par value..........  95,000 shares      $15.28 (2)        $1,451,600 (2)        $384
Preferred Stock Purchase Rights........  95,000 rights         (3)                 (3)               (3)

(1) The Edwards Lifesciences Corporation Executive Option Plan Obligations are unsecured obligations of Edwards Lifesciences Corporation to make distributions in the future in accordance with the terms of the Edwards Lifesciences Corporation Executive Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on December 15, 2000.

(3) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

--------------------------------------------------------------------------------
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
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Edwards Lifesciences Corporation (the "Company") are incorporated herein by reference:

    (a) The Company's effective Registration Statement on Form 10, as amended (Commission File No. 1-15525);

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

    (c) The Company's Current Report on Form 8-K filed September 15, 2000; and

    (d) The descriptions of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), and the related Preferred Stock Purchase Rights (the "Rights") associated with the Common Stock, both of which are contained in the registration statements filed with the Commission under
       Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of updating such descriptions.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all documents filed by the Edwards Lifesciences Corporation Executive Option Plan (the "Plan") pursuant to
Section 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

    The Plan provides eligible employees ("Participants") of the Company with an opportunity to forego a portion of their future compensation in exchange for participation in the Plan. The foregone compensation is replaced with options to purchase Common Stock or registered mutual funds selected by Participants and made available under the Plan.

    The Plan obligations (the "Obligations") registered hereunder cannot be alienated, sold or transferred to any other individual, except for certain limited gratuitous transfers to immediate family members. Payments under the Plan of the Obligations registered hereunder will be made in the form of the optioned property at the time the option is exercised. Vested options may be exercised at any time after the six-month anniversary of the grant date. Generally, vested options expire on the earliest to occur of (i) the ten-year anniversary of the grant date, (ii) 90 days after the Participant's termination of employment with the Company for any reason other than death, disability, retirement or cause (each as defined in the Plan), (iii) five years after the Participant's retirement, (iv) one year after the Participant's death or disability, or (v) the date the Participant's employment with the Company is terminated for cause.

    The Company has established a nonqualified grantor trust (the "Trust") to hold the property subject to option, including the payment of the Obligations. The assets of the Trust are subject to the claims of general creditors of the Company, and the Obligations will be unsecured obligations of the Company ranking equally with other unsecured, unsubordinated indebtedness of the Company.

    The Company reserves the right to amend or terminate the Plan at any time, provided that any such amendment or termination may not materially adversely affect the rights of any Participant or beneficiary under any option granted under the Plan prior to the date of such amendment or termination.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Amended and Restated Certificate of Incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

    While the Company's Amended and Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. Accordingly, the Amended and Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Amended and Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the Company's officers who are not directors.

    The Company's Amended and Restated Certificate of Incorporation provides that each person who is, or was, or has agreed to become a director or officer of the Company, and each person who serves, or may have served, at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent permitted by the DGCL, as amended from time to time. Directors and officers will not be indemnified with respect to an action commenced by such directors or officers against the Company or by such directors or officers as a derivative action.

    The Company's Amended and Restated Certificate of Incorporation provides that the right to indemnification and payment of expenses conferred therein will not be exclusive of any other right that any person may have or may in the future acquire under any agreement, vote of stockholders, vote of disinterested directors or otherwise. The Amended and Restated Certificate of Incorporation permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such liability under the Amended and Restated Certificate of Incorporation or the DGCL.

    The Company has obtained directors and officers liability insurance providing coverage to its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION OF EXHIBIT
---------------------   ----------------------
  4.1                   Amended and Restated Certificate of Incorporation of the
                        Company, as amended, filed as Exhibit 3.1 to the Company's
                        Registration Statement on Form 10, as amended (Commission
                        File No. 1-15525) (the "Form 10"), is incorporated herein by reference.

  4.2                   Amended and Restated Bylaws of the Company, filed as Exhibit
                        3.2 to the Form 10, are incorporated herein by reference.

  4.3                   Rights Agreement, dated as of March 31, 2000, between the
                        Company and EquiServe Trust Company, N.A., as Rights Agent,
                        filed as Exhibit 10.9 to the Form 10, is incorporated herein by reference.

 *4.4                   Edwards Lifesciences Corporation Executive Option Plan.

 *5                     Opinion of Sidley & Austin.

 *23.1                  Consent of PricewaterhouseCoopers LLP.

 *23.2                  Consent of Sidley & Austin (included in its opinion filed as
                        Exhibit 5).

 *24.1                  Power of Attorney from Michael R. Bowlin, Director.

 *24.2                  Power of Attorney from Victoria R. Fash, Director.

 *24.3                  Power of Attorney from Vernon R. Loucks Jr., Director.

 *24.4                  Power of Attorney from Philip M. Neal, Director.

 *24.5                  Power of Attorney from David E.I. Pyott, Director.

------------------------

*   Filed herewith.

ITEM 9. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

       Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of December, 2000.

                                                       EDWARDS LIFESCIENCES CORPORATION

                                                       By:  /s/ MICHAEL A. MUSSALLEM
                                                            -----------------------------------------
                                                            Michael A. Mussallem
                                                            Chairman of the Board and Chief Executive
                                                            Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 20th day of December, 2000.

                    SIGNATURES                                            TITLE
                    ----------                                            -----
             /s/ MICHAEL A. MUSSALLEM                Director, Chairman of the Board and Chief
     ----------------------------------------          Executive Officer (principal executive
               Michael A. Mussallem                    officer)

                                                     Corporate Vice President and Chief Financial
              /s/ BRUCE J. BENTCOVER                   Officer
     ----------------------------------------          (principal financial and principal accounting
                Bruce J. Bentcover                     officer)

              /s/ MICHAEL R. BOWLIN*
     ----------------------------------------        Director
                 Michael R. Bowlin

               /s/ VICTORIA R. FASH*
     ----------------------------------------        Director
                 Victoria R. Fash

             /s/ VERNON R. LOUCKS JR.*
     ----------------------------------------        Director
               Vernon R. Loucks Jr.

                /s/ PHILIP M. NEAL*
     ----------------------------------------        Director
                  Philip M. Neal

               /s/ DAVID E.I. PYOTT*
     ----------------------------------------        Director
                 David E.I. Pyott

*By:  /s/ MICHAEL A. MUSSALLEM
      --------------------------------------
      Michael A. Mussallem                                                                 December 20, 2000
      (Attorney-in-Fact)

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

       EXHIBIT
       NUMBER           DESCRIPTION OF EXHIBIT
---------------------   ----------------------
  4.1                   Amended and Restated Certificate of Incorporation of the
                        Company, as amended, filed as Exhibit 3.1 to the Company's
                        Registration Statement on Form 10, as amended (Commission
                        File No. 1-15525) (the "Form 10"), is incorporated herein by reference.

  4.2                   Amended and Restated Bylaws of the Company, filed as Exhibit
                        3.2 to the Form 10, are incorporated herein by reference.

  4.3                   Rights Agreement, dated as of March 31, 2000, between the
                        Company and EquiServe Trust Company, N.A., as Rights Agent,
                        filed as Exhibit 10.9 to the Form 10, is incorporated herein by reference.

 *4.4                   Edwards Lifesciences Corporation Executive Option Plan.

 *5                     Opinion of Sidley & Austin.

 *23.1                  Consent of PricewaterhouseCoopers LLP.

 *23.2                  Consent of Sidley & Austin (included in its opinion filed as
                        Exhibit 5).

 *24.1                  Power of Attorney from Michael R. Bowlin, Director.

 *24.2                  Power of Attorney from Victoria R. Fash, Director.

 *24.3                  Power of Attorney from Vernon R. Loucks Jr., Director.

 *24.4                  Power of Attorney from Philip M. Neal, Director.

 *24.5                  Power of Attorney from David E.I. Pyott, Director.

------------------------

*   Filed herewith.